COLLATERAL ASSIGNMENT AGREEMENT

This COLLATERAL ASSIGNMENT AGREEMENT ("Assignment"), dated as of December 14, 2023, is made by LFTD PARTNERS INC., a Nevada corporation (“LFTD”) and LIFTED LIQUIDS, INC., an Illinois corporation (“LLI” and together with LFTD, collectively and jointly and severally, the "Assignor") in favor of SURETY BANK (the "Assignee”). Capitalized terms used herein but not otherwise defined have the meaning given such term in the hereinafter defined Credit Agreement.

WHEREAS, under the terms of the Credit Agreement, Assignor has conveyed, transferred, and assigned to Assignee, among other assets, certain intellectual property of Assignor, and has agreed to execute and deliver this Assignment;

NOW THEREFORE, Assignor agrees as follows:

1.Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby irrevocably conveys, transfers, and assigns to Assignee, and Assignee hereby accepts, all of Assignor's right, title, and interest in and to the items are more particularly set forth in

Exhibit “A” attached hereto (the "Assigned Collateral").

2.Recordation and Further Actions. From and after the date hereof, Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Assigned Collateral to Assignee, or any assignee or successor thereto.

3.Terms of the Credit Agreement. The parties hereto acknowledge and agree that this Assignment is entered into pursuant to the Credit Agreement, to which reference is made for a further statement of the rights and obligations of Assignor and Assignee with respect to the Assigned Collateral. The representations, warranties, covenants, agreements, and indemnities contained in the Credit Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Credit Agreement and the terms hereof, the terms of the Credit Agreement shall govern.

4.Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

5.Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.Governing Law. This Assignment and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

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IN WITNESS WHEREOF, Assignor has duly executed and delivered this Assignment as of the date first above written.

LFTD PARTNERS INC., a Nevada corporation

By:	/s/ William C. Jacobs
Name:	William C. Jacobs
Title:	President

LIFTED LIQUIDS, INC., an Illinois corporation

By:	/s/ William C. Jacobs
Name:	William C. Jacobs
Title:	President

EXHIBIT “A”

THE ASSIGNED COLLATERAL

1.All patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media; and

2.All of Assignors’ websites including www.LFTDPartners.com and www.Urb.shop, and all customer lists associated therewith.